Exhibit 10.43

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

375 MWh Pilot Factory

Contract – Casting and Unit Cell Assembly

Contract no.: CNT-FRY-0001

Form of Agreement

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

FORM OF AGREEMENT

This EPC contract (hereinafter referred to as the “Contract”) is made and entered into on 23 July 2021 by and between:

FREYR Battery Norway AS a company duly organised and incorporated under the laws of Norway with organisation no 926 089 862 and having its registered office at Nytorget 1, 8622 Mo I Rana  (hereafter referred to as “Company”),

and

MPAC Lambert Limited , a company duly organised and incorporated under the laws of England and Wales  with organisation no 01089426  having its registered office at Station Estate, Station Road, Tadcaster, North Yorkshire, LS24 9SG  (hereinafter referred to as “Contractor”).

WHEREAS Company is in the process of realising a Pilot Battery Production Plant in Mo I Rana, Norway, and accordingly desires to have performed engineering, procurement, construction, installation, commissioning and testing of the Contract Object as well as training and operational assistance; and

WHEREAS Contractor has represented himself to be competent and fully capable of executing the Work in accordance with the terms and conditions of the Contract,

NOW THEREFORE, Company and Contractor agree as follows:

1.	Company and Contractor shall be bound by the Contract which includes this Form of Agreement together with the attached Conditions of Contract and the Appendices as listed below:

Appendix A: Scope of Work

Appendix B: Compensation

Appendix C: Contract Schedule

Appendix D: Administration Requirements

Appendix E: Company’s Documents

Appendix F: Contractor’s Documents

Appendix G: Company’s Deliverables

Appendix H: Subcontractors

Appendix I: Insurances

Appendix J: Bank Guarantee

Appendix K: Parent Company Guarantee

References in the Contract to the aforementioned Appendices are references to the contents of the respective Appendix or as such content may be varied in accordance with the provisions of Art. 12 to 16 of the Conditions of Contract.

In this Form of Agreement words and expressions referred to shall have the same meanings as are respectively assigned to them in attached Conditions of Contract.

2.	In the event of conflict, discrepancy, inconsistency or ambiguity between or among the Contract documents, the following order of precedence shall apply:

a) this Form of Agreement

b) the Conditions of Contract

c) the Appendices in the order as listed above, except Appendix F

d) Appendix F

Subject to the foregoing, the Contract documents are intended to be mutually correlative and mutually explanatory and any act or thing required to be performed or provided by Contractor in one Contract document and not mentioned in another shall be the responsibility of Contractor at no additional cost or expense to Company or extension of time and without regard to the order of precedence of the respective Contract documents.

3.	Contractor agrees to execute and complete the Work in conformity with the provisions of the Contract.

4.

In consideration of the execution and completion of the Work in conformity with the provisions of the Contract, Company shall pay Contractor the Contract Price at the times and in the manner prescribed in the Contract.

This Contract is entered into and signed in two originals, one for each party, on the date first written above.

For and on behalf of Company		For and on behalf of Contractor

Sign:	/s/ Einar Kilde	Sign:	/s/ David Littlejohns

Name:	Einar Kilde	Name:	David Littlejohns

Title:	EVP	Title:	MD

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

375 MWh Pilot Plant

Contract – Casting and Unit Cell Assembly

Contract no.: CNT-FRY-0001

Conditions of Contract

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 2 of 25

TABLE OF CONTENTS:

PART I	GENERAL PROVISIONS	4
1	DEFINITIONS	4
2	CONTRACT DOCUMENTS. INTERPRETATION	5
3	REPRESENTATIVES AND PERSONNEL OF THE PARTIES. NOTICES ETC.	5
PART II	PERFORMANCE OF THE WORK	7
4	OBLIGATIONS OF CONTRACTOR – MAIN RULES	7
5	AUTHORITY REQUIREMENTS. PERMITS	7
6	COMPANY’S DOCUMENTS.	8
7	CONTRACTOR’S DOCUMENTS	8
8	SUBCONTRACTS	8
9	CONDITIONS AT COMPANY’S SITE	9
10	QUALITY MANAGEMENT ETC.	9
PART III	PROGRESS OF THE WORK	10
11	CONTRACT SCHEDULE. DELAYED PROGRESS	10
PART IV	VARIATIONS, CANCELLATION AND SUSPENSION	10
12	RIGHT TO VARY THE WORK	10
13	EFFECTS OF A VARIATION TO THE WORK	11
14	ISSUE OF VARIATION ORDERS	11
15	CONSEQUENCES OF VARIATION ORDERS. DISPUTES ABOUT CONSEQUENCES	11
16	DISPUTE AS TO WHETHER A VARIATION TO THE WORK EXISTS. DISPUTED VARIATION ORDER	12
17	CANCELLATION	12
18	COMPANY’S RIGHT TEMPORARILY TO SUSPEND THE WORK	13
PART V	TAKE-OVER AND PAYMENT	14
19	TAKE-OVER AND COMPLETION OF THE WORK	14
20	PAYMENT OF THE CONTRACT PRICE, INVOICING AND AUDIT	14
21	SECURITY FOR COMPANY’S CLAIMS	15
22	TITLE TO THE CONTRACT OBJECT. RIGHT TO DEMAND DELIVERY	16
23	CONTRACTOR GUARANTEE	16
PART VI	BREACH OF CONTRACT	18
24	CONTRACTOR’S DELAY	18
25	CONTRACTOR’S DEFECTS AND GUARANTEE LIABILITY	18
26	TERMINATION DUE TO CONTRACTOR’S BREACH OF CONTRACT	18
27	COMPANY’S BREACH OF CONTRACT	19
PART VII	FORCE MAJEURE	20

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 3 of 25

28	EFFECTS OF FORCE MAJEURE	20
PART VIII	LIABILITY AND INSURANCES	21
29	LOSS OF OR DAMAGE TO THE CONTRACT OBJECT OR COMPANY PROVIDED ITEMS	21
30	EXCLUSION OF LIABILITY. INDEMNIFICATION	21
31	INSURANCES	21
PART IX	LIMITATION AND EXCLUSION OF LIABILITY	23
32	LIMITATION AND EXCLUSION OF LIABILITY	23
PART X	PROPRIETARY RIGHTS, ETC.	24
33	RIGHTS TO INFORMATION, TECHNOLOGY AND INVENTIONS	24
34	CONFIDENTIAL INFORMATION	24
PART XI	OTHER PROVISIONS	25
35	ASSIGNMENT OF THE CONTRACT, ETC.	25
36	NORWEGIAN LAW AND DISPUTES	25

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 4 of 25

PART IGENERAL PROVISIONS

1	DEFINITIONS
1.1	Company's Representative means the person who at any time is appointed in accordance with Art. 3 to act on behalf of Company.
1.2	Company's Site means the areas provided by Company for construction/installation of the Contract Object.
1.3	Completion Certificate means the certificate to be issued by Company in accordance with Art. 19.3 when the Work, with the exception of guarantee work, is completed.
1.4	Contract means the Form of Agreement signed by Company and Contractor, these Conditions of Contract and the Appendices as stated in the Form of Agreement.
1.5	Contract Object means the [], and the permanent work, which Contractor, according to the Contract, shall deliver, together with all parts thereof, including all documentation.
1.6	Contract Price means the total sum payable to Contractor in accordance with Appendix B, as such sum is increased or decreased in accordance with the provisions of the Contract.
1.7	Day means a consecutive calendar day unless otherwise stated.
1.8	Disputed Variation Order means a variation order issued in accordance with Art. 16.2.
1.9

Force Majeure means an occurrence beyond the control of the party affected, provided that such party could not reasonably have foreseen such occurrence at the time of entering into the Contract and could not reasonably have avoided or overcome it or its consequences.

1.10	Guarantee Period means the period stated in Art. 23.2.
1.11	Materials means all equipment and materials required for the Work, other than working equipment.
1.12	Site means a place where Work is being performed.
1.13	Subcontract means an agreement entered into between Contractor and a Subcontractor for the supply of goods and/or services in connection with the Work.
1.14	Subcontractor means a Third Party who has entered into an agreement with Contractor for the supply of goods and/or services in connection with the Work.
1.15	Take-Over Certificate means the certificate to be concluded by both parties in accordance with Art. 19 upon take-over of the Contract Object by Company.
1.16	Take-Over Date means the scheduled date for take-over of the Contract Object by Company as set out in Appendix C, or as varied in accordance with the provisions of Art. 12 to 16.
1.17	Third Party means any party other than Company and Contractor.
1.18	Variation Order means instruction of Variation to the Work issued in accordance with Art. 14.
1.19	Variation Order Request means a request submitted by Contractor in accordance with Art. 16.1.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 5 of 25

1.20

Variation to the Work means a variation to the Work, Scope of Work, Contract Schedule, Company’s Documents, Contractor’s Documents and Company’s Deliverables made in accordance with the provisions of Art. 12 to 16.

1.21	Work means all work which Contractor shall perform or cause to be performed in accordance with the Contract.
2	CONTRACT DOCUMENTS. INTERPRETATION
2.1	The Contract documents are listed in the Form of Agreement together with interpretation provisions in case of conflict between Contract documents.
2.2

If Contractor at any time identifies a conflict, discrepancy, error or omission between provisions in any part of the Contract documents, Contractor shall immediately notify Company of the conflict and Company shall issue instructions as to the manner in which the conflict is to be resolved, based on Form of Agreement Art. 2. The provisions of Art. 12 to 16 shall apply accordingly.

2.3	In this Contract, unless the context otherwise requires:
a)

references in the singular number shall include references in the plural number and vice versa, words denoting natural persons shall include corporations and any other legal entity and vice versa, and words denoting any gender shall include every gender;

b)	references to the words “include”, “includes” and "including" shall be deemed to be followed by the words “without limitation”;
c)	reference to a particular article, sub-article or paragraph are references to an article, sub-article or paragraph in these Conditions of Contract;
d)	without prejudice to the provisions in these Conditions of Contract, all the references to legislation include all the replacements and amendments thereto; and
e)	all references to dates shall be references to the Gregorian calendar.
3	REPRESENTATIVES AND PERSONNEL OF THE PARTIES. NOTICES ETC.
3.1

Prior to commencement of the Work each party shall appoint a representative with authority to act on his behalf in all matters concerning the Contract and appoint a deputy to act in his stead. Without prejudice to Art. 3.4 first paragraph, each party may, by giving 14 Days' notice to the other party, substitute a representative or deputy.

3.2

A representative or his deputy may delegate specific tasks to one or more persons appointed by him. In such case the other party's representative shall be notified of the authority given to such appointed person or persons.

3.3

Contractor shall afford Company's Representative access to any places where the Work is performed during normal working hours. The same access shall be afforded persons authorized by Company's Representatives, provided that notification of such authorization has been given in reasonable time.

3.4	Appointment, transfer or replacement of personnel categorized as key personnel in Appendix D, shall be approved by Company. Approval shall not be unreasonably withheld.

Contractor shall at his own cost replace personnel who conduct themselves in an improper manner or are unsuitable to perform their tasks. If such personnel are transferred or replaced without Company’s approval, liquidated damages shall accrue as provided in Appendix B.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 6 of 25

The parties agree that the liquidated damages given in Appendix B constitute genuine pre-estimates of Company's losses due to transfer or replacement in positions described as key positions in Appendix D, and do not include any kind of penalties. Contractor shall pay such liquidated damages without any proof of loss.

3.5

Contractor shall ensure that his personnel working on Company's Site have a good working knowledge of the English language and shall ensure that all personnel understand safety related notices and instructions given.

3.6

All notices, claims and other notification to be given in accordance with the provisions of the Contract shall be submitted in writing in English to the relevant party's representative under this Art. 3 through the communication system established by Company as further described in Appendix D.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 7 of 25

PART IIPERFORMANCE OF THE WORK

4	OBLIGATIONS OF CONTRACTOR – MAIN RULES
4.1	Contractor shall perform the Work in a professional and careful manner in accordance with the Contract. As part of such performance Contractor shall:
a)	give high priority to safety in order to protect life, health, property and environment, and
b)	cooperate with Company's Representative and persons appointed by him in accordance with Art. 3.
4.2

Contractor shall take good care of the Contract Object and Materials and shall ensure that they are kept in good order and condition. Unless specifically agreed to by Company, Contractor shall not be entitled to make temporary use of Materials, other than for the purpose of fulfilling the Contract.

4.3

Contractor shall within the framework established by Appendices A and C, cooperate with Company and other contractors and organize his operations to ensure that all activities on Company's Site are carried out efficiently and without delay.

To the extent stated in Appendices A or C, Company is entitled to perform work or let other contractors perform work on the Contract Object. If Company requires work to be performed which is not contained in Appendices A or C, and such work affects Contractor’s performance of the Work, Contractor shall promptly inform Company thereof. Contractor may present a Variation Order Request in accordance with Art. 16.1, provided that the time-limit for presenting a Variation Order Request commences to run from the time the circumstances on which the request is based became or should have become known to Contractor.

4.4

No actions taken by or on behalf of Company in checking, verifying, reviewing, consenting to, approving, testing or inspecting the Work, the Materials or the Contract Object, or Company’s acceptance of the Work or payment of the Contract Price, shall in any way relieve or modify the obligations or liabilities of Contractor in accordance with the requirements of the Contract.

5	AUTHORITY REQUIREMENTS. PERMITS
5.1	Contractor shall keep himself informed of and comply with:
a)	laws and regulations which apply on any Site and at the place where the Contract Object is to be used according to the Contract;
b)	requirements and orders of public authorities; and
c)	current trade union and wage agreements.

In the event that Norwegian laws and regulations have been adopted or requirements or orders of Norwegian authorities have been issued after the signature of the Contract and necessitate Variations to the Work or its execution, and this affects Contractor's costs or progress, either party may demand a change in the Contract Price or Contract Schedule reflecting the effect of such decisions, requirements or orders. Changes in the way in which Norwegian authorities apply such laws or regulations shall be dealt with in the same way. The rules in Art. 12 to 16 apply accordingly, provided that the time-limit for presenting a Variation Order Request commences to run from the time the circumstances on which the request is based became or ought to have become known to Contractor.

5.2

Contractor shall, in due time, obtain and maintain such approvals and permits as are necessary for the performance of the Work and which must or can be obtained in the name of Contractor. Company shall provide any reasonable assistance in this respect.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 8 of 25

Company shall, in due time, obtain and maintain all other approvals and permits. When so requested by Company, Contractor shall assist in obtaining approvals and permits concerning the Work which can only be obtained in the name of Company.

5.3	Company may require that Contractor submits to Company such information about the performance of the Work as Company is obliged to submit to public authorities.
6	COMPANY’S DOCUMENTS.
6.1

Contractor shall search for errors, defects, discrepancies and inconsistencies in Company’s Documents, ref. Appendix E. Contractor shall without undue delay notify Company of any errors, defects, discrepancies or inconsistencies discovered and thereafter, at his own cost, have necessary corrections made, if not otherwise instructed by Company. Contractor cannot invoke an error, defect, discrepancy and inconsistency in Company’s Documents as grounds for varying the Contract Price, the Contract Schedule or any other provision of the Contract.

7	CONTRACTOR’S DOCUMENTS
7.1	Contractor shall comply with all requirements set out in Appendix F.
7.2

Contractor shall search for errors, defects, discrepancies or inconsistencies in Contractor’s Documents and between Contractor’s Documents and the rest of the Contract’s Appendices. Contractor shall, without undue delay, notify Company of any errors, defects, discrepancies or inconsistencies discovered. Contractor shall immediately have the necessary corrections made, unless otherwise instructed by Company in accordance with Art. 12 to 16 or by the use of the procedure set out in Appendix D. Contractor’s corrections of such errors, defects, discrepancies or inconsistencies shall not be considered as Variation to the Work.

8	SUBCONTRACTS
8.1

Contractor shall not enter into any Subcontract concerning parts of the Work without the prior consent of Company. Company shall notify Contractor of his decision within 7 Days after having been asked by Contractor. However, such consent is not required for deliveries of work by Subcontractors listed in Appendix H, nor for minor purchases or limited use of hired labour.

8.2	Contractor is responsible according to the Contract for the fulfilment of Subcontracts. Consequently, consent to subcontracting shall not:
a)

relieve Contractor from any obligations or liabilities under the Contract and Contractor shall be responsible for the acts or omissions of any Subcontractor as though they were acts and omissions of Contractor; or

b)	obligate Company to pay any money whatsoever other than the Contract Price.
8.3	Subcontracts shall contain those provisions of the Contract which are necessary to enable Contractor to fulfil his obligations in accordance with the Contract. Such contracts shall always state that:
a)	the Subcontract may be assigned to Company,
b)	Art. 22 concerning title, etc. shall apply in the relationship between Contractor and the Subcontractor, and
c)	Company shall have the rights to information, technology and inventions as stated in Art. 33.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 9 of 25

When requested by Company, Contractor shall provide copies of all Subcontract documents, provided that the Subcontract concerns an important part of Contractor's delivery.

However, Company is only entitled to request copies showing provisions of price and payment, to the extent Company shall compensate work under the Subcontract on a reimbursable basis.

9	CONDITIONS AT COMPANY’S SITE
9.1

Contractor shall be deemed to have investigated and satisfied himself as to the nature and location of Company's Site, and its suitability for the performance of the Work, including those conditions affecting access to Company’s Site, transportation, handling and storage of Materials and working equipment, weather and climate conditions, working equipment needed for performance of the Work and all other matters which can affect the performance of the Work.

Contractor is responsible for the interpretation of information concerning Company’s Site that Company has submitted to him.

9.2

Company shall give access to Company’s Site at the time set out in Appendix C. If such time is not set out therein, Contractor shall be given access to Company’s Site so that Contractor is able to perform the Work in accordance with the Contract Schedule.

9.3

Company shall provide the services and utilities at Company’s Site listed in Appendix G. Contractor shall be responsible for establishing and providing all other services and utilities necessary at Company’s Site for proper execution of the Work.

9.4

Contractor shall keep those areas of Company’s Site where Contractor is performing the Work clean and tidy. Company’s Site and any adjacent areas used by Contractor shall be finally cleared and left in a clean and tidy condition prior to issuance of the Completion Certificate.

9.5

Contractor shall immediately notify Company if he has reason to believe that the rights of neighbours to Company's Site or other Third Parties are prejudiced in such a way that there may be need for measures not provided for in the Contract.

10	QUALITY MANAGEMENT ETC.
10.1	Contractor shall have an implemented and documented system for quality management in accordance with the requirements stated in Appendix D.
10.2	Company's Representative and personnel authorised by him shall have the right to undertake quality audits and verification of Contractor's and Subcontractors' quality management.
10.3

Contractor shall adhere to any applicable laws and regulations and international recognised standards regarding ethic, anti-corruption, human rights etc, including, as a minimum ensuring that it has procedures in place to ensure that its activities are carried out in alignment with the OECD Guidelines for Multinational Enterprises and the UN Guiding Principles on Business and Human Rights, including the principles and rights set out in the eight fundamental conventions identified in the Declaration of the International Labour Organisation on Fundamental Principles and Rights at Work and the International Bill of Human Rights.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 10 of 25

PART IIIPROGRESS OF THE WORK

11	CONTRACT SCHEDULE. DELAYED PROGRESS
11.1	Contractor shall perform the Work in accordance with Appendix C.

If Contractor should have cause to believe that the Work cannot be carried out in accordance with the milestones set out in Appendix C, he shall promptly notify Company accordingly.

11.2

If in Contractor's opinion the Work cannot be performed according to Appendix C, due to circumstances for which Company is responsible, the provisions in Art. 16 apply accordingly. A Variation Order Request must be presented before the expiry of the time-limits set forth in Art. 16.1 or, as the case may be, the time-limit/commencement of the time-limit as set forth in Art. 4.3, 5.1, 18.3, 27.1, 27.3 and 28.4 respectively.

11.3

If in Contractor's opinion the Work cannot be performed according to Appendix C, due to reasons for which Contractor is responsible, he shall within 14 Days after notification according to Art. 11.1 communicate:

a)	the cause of the delay, and
b)	its estimated effect on the Contract Schedule and other parts of the Work, and
c)	the measures which Contractor considers appropriate to avoid, recover or limit the delay.

Company shall without undue delay notify Contractor of his view of the information provided by Contractor in accordance with Art. 11.3 a), b) and c). Such notification shall not relieve Contractor from any of his obligations under Art. 11.1.

11.4

If the measures proposed or implemented by Contractor are insufficient to avoid or recover the delay, Company may require Contractor to take such measures as Company considers necessary. If Contractor maintains that he has no obligation to implement the measures required by Company, the provisions in Art. 12 to 16 apply accordingly.

PART IVVARIATIONS, CANCELLATION AND SUSPENSION

12	RIGHT TO VARY THE WORK
12.1	Company has the right to order such Variations to the Work as in Company's opinion are desirable.

Variations to the Work may include an increase or decrease in the quantity, or a change in character, quality, kind or execution of the Work or any part thereof, as well as changes to the Appendix C.

12.2

When Company issues a Variation Order, Contractor shall within 14 Days submit an estimate to Company. Company may require the submission of such estimate prior to issuing a Variation Order. The estimate shall contain:

a)	description of the variation work in question, and
b)	detailed schedule for the execution of the variation work showing the required resources and significant milestones, and
c)	the effect on the Contract Price, if any, with an explanation of how it is calculated in accordance with Art. 13.2, and

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 11 of 25

d)	the effect on the Contract Schedule, if any, with explanatory backup documentation.
12.3	Contractor may propose a Variation to the Work.

Contractor shall in such case without delay submit an estimate to Company in accordance with Article 12.2, unless the parties agree that it is unnecessary.

According to the provisions in Art. 4.3, 5.1, 11.2, 11.4, 16.1, 18.3, 27.1, 27.3 and 28.3, Contractor has the right to request variation in the Contract Price and/or the Contract Schedule.

13	EFFECTS OF A VARIATION TO THE WORK
13.1	All Contractor's obligations under the Contract also apply to Variations to the Work, unless otherwise agreed.
13.2	Unless otherwise agreed between the parties, the price for Variations to the Work shall be determined according to the following principles:
a)	If Appendix B contains rates or prices for the relevant variation work, these rates and prices shall apply for the variation work.
b)	In other cases, rates and prices for variation work shall be prepared reflecting the general level of pricing prescribed in Appendix B.
13.3

The effects of variation work on the Contract Schedule shall be agreed upon in the particular Variation Order for such work, on the basis of the accumulated net effect of a variation, with reasonable consideration being given to the accumulated delaying effects of previous variation work.

Company may require Contractor to undertake specific measures to avoid variation work having an effect on the Contract Schedule, or to limit delays as much as possible. The provisions in Art. 12 to 16 apply accordingly.

13.4	A Variation to the Work caused by circumstances for which Contractor is responsible shall not entitle Contractor to any adjustments of the Contract Price or the Contract Schedule.
14	ISSUE OF VARIATION ORDERS
14.1	Variations to the Work shall be made by means of a Variation Order issued by Company in accordance with the provisions of this Article.
14.2

A Variation Order shall be expressly identified as such and be issued on a prescribed form attached to Appendix D. The original version of the Variation Order shall at least contain a description of what the variation work consists of. The effects on time and price, which are not set out in the original version, shall be stated in the final version of the Variation Order.

15	CONSEQUENCES OF VARIATION ORDERS. DISPUTES ABOUT CONSEQUENCES
15.1

On receipt of a Variation Order or an instruction in accordance with Art. 16.1 first paragraph, Contractor shall implement it without undue delay, even if the effects of the Variation Order or the instruction have not yet been agreed.

15.2

If the parties agree that there is a Variation to the Work but disagree as to the effect of the variation on the Contract Price, the views of both parties shall be recorded on the Variation Order. In such event Company shall pay the undisputed amount under the Variation Order to Contractor as

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 12 of 25

provisional compensation in accordance with the provisions of Art. 20. The amount falls due for payment 30 Days after Company has received the invoice.

15.3	If the parties disagree as to the effect on the Contract Schedule, then the views of both parties shall be recorded on the Variation Order.
16	DISPUTE AS TO WHETHER A VARIATION TO THE WORK EXISTS. DISPUTED VARIATION ORDER
16.1

Company’s Representative may, by written instruction, require the performance of a specific piece of work. If the work so required in the opinion of Contractor is not part of his obligations under the Contract, Contractor shall submit a Variation Order Request to Company and as soon as possible thereafter, prepare an estimate in accordance with Art. 12.2.

If Contractor has not presented a Variation Order Request within 14 Days after Company has requested such work to be performed in the manner prescribed in the first paragraph, he loses the right to claim that the work is a Variation to the Work. The same applies to Variation Order Requests issued by Contractor according to other provisions of the Contract.

A Variation Order Request shall be expressly identified as such and be presented on a prescribed form attached to Appendix D. It shall contain a specified description of the work the request concerns.

16.2

If Contractor within the prescribed time limit has made a request as stated in Art. 16.1, Company shall, within a reasonable time, either issue a Variation Order in accordance with the provisions of Art. 14 or a Disputed Variation Order. If Company is of the opinion that this work is part of the Work, a Disputed Variation Order shall be issued.

A Disputed Variation Order shall be expressly identified as such and shall be presented on a prescribed form attached to Appendix D, which shall identify the work in dispute between the parties and state Company's reason for regarding this as part of the Work. If Company will claim that Contractor's request is submitted too late, this must be stated in the Disputed Variation Order.

Upon receipt of a Disputed Variation Order, Contractor shall implement it without undue delay.

17	CANCELLATION
17.1	Company may by notice to Contractor cancel the Contract with the consequence that the performance of the Work ceases (cancellation).
17.2	Following such cancellation, Company shall pay:
a)	the unpaid balance due to Contractor for that part of the Work already performed, and
b)

all costs incurred by Contractor and Subcontractors in connection with Materials ordered prior to receipt of the notice of cancellation by Contractor, and compensation for work performed on such Materials prior to the said date calculated in accordance with the provisions of Art 13.3, provided that such costs are not covered by payment under Art. 17.2 a), and

c)	all necessary cancellation charges and administration costs incurred by Contractor as a direct consequence of the cancellation, and
d)	Contractor's and Subcontractors' other expenses directly attributable to an orderly closeout of the Contract.

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 13 of 25

Payment shall be made in accordance with the provisions of Art. 20. Payment in accordance with the provisions of this Art. 17.2 shall be Contractor's sole compensation upon cancellation of the Contract.

17.3

Contractor shall, in accordance with Company's instructions, make his best efforts to cancel Subcontracts on terms acceptable to Company. If Company cannot accept the cancellation terms, then Contractor shall assign such contracts to Company.

17.4

The parties shall conclude a Take-Over Certificate stating each party's view of the percentage of the Contract Object and the Work completed. Company shall also issue a Completion Certificate which reflects the Take-Over Certificate. The provisions of Art. 19 apply accordingly.

Prior to issuance of the Take-Over Certificate, Contractor shall deliver to Company copies of all documents prepared up to cancellation, including incomplete documents and one set of drawings marked up to show the actual as-built status of the Contract Object. Furthermore, Contractor shall deliver copies of all plans, drawings, specifications and other documents which Company has the right to use in accordance with Art. 33.

18	COMPANY’S RIGHT TEMPORARILY TO SUSPEND THE WORK
18.1	Company may temporarily suspend the performance of the Work, or parts thereof, by giving notice to Contractor.

The notice shall specify which part of the Work shall be suspended, the effective date of the suspension and the expected date for resumption of the Work. Furthermore, it shall state any support functions which shall be maintained while the Work is suspended.

Contractor shall resume the Work after notification by Company.

18.2	Company shall compensate Contractor for all necessary expenses arising from:
a)	demobilization of personnel and equipment, and
b)	safeguarding the Contract Object and related Materials and equipment, and
c)	personnel, Subcontractors and equipment which Contractor has advised Company that he must maintain, or which Company has required Contractor to maintain during the suspension, and
d)	other expenses incurred by Contractor as a result of suspension of the Work.

Contractor's claim for work performed shall be calculated as far as possible in accordance with the principles of Art. 13.2, and the Contract Price shall be adjusted accordingly. Payment shall be made in accordance with the provisions in Art. 20.

18.3

If the suspension results in delay or if Contractor claims that it does, then a Variation Order Request from Contractor in this respect must be made in accordance with the provisions of Art. 16.1, provided, however, that the time-limit for presenting a Variation Order Request shall be 14 Days from the time Company requested resumption of the Work.

18.4

If the Work or parts thereof have been suspended continuously for a period exceeding 120 Days, then Contractor may cancel the Contract for that part of the Work which is suspended by giving 14 Days' notice to Company. If Company has not ordered a resumption of the Work within 14 Days after receiving the notice, then the provisions of Art. 17.2, 17.3 and 17.4 shall apply accordingly.

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 14 of 25

PART VTAKE-OVER AND PAYMENT

19	TAKE-OVER AND COMPLETION OF THE WORK
19.1	Take-over of the Contract Object occurs when the parties jointly, upon Contractor's request, conclude a Take-Over Certificate when:
a)	the Take-Over Date has been reached, and
b)	the Contract Object has been mechanically completed and commissioned, has passed the tests specified in the Contract, and is ready for take-over.

The Take-Over Certificate shall be concluded even if minor parts of the Work remain incomplete, provided that they do not have practical impact on Company's use of the Contract Object, or for subsequent work to be performed by Company or Company’s other contractors.

19.2

The Take-Over Certificate shall be concluded when the conditions set forth in Art. 19.1 have been met, provided that Contractor has so requested with at least 14 Days' notice. Such request cannot be submitted earlier than 28 Days before the Take-Over Date.

The Take-Over Certificate shall state outstanding items of the Work and contain information on their completion. When the parties disagree, both views shall be recorded in the Take-Over Certificate.

The Take-Over Certificate shall be dated and signed by both parties.

19.3	Company shall issue the Completion Certificate on his own initiative when the Work – with the exception of guarantee work – has been completed in accordance with the Contract.
19.4

If the Contract states that or Company so requires, the Contract Object shall be divided into part deliveries. In such case the provisions of Art. 19.1 and 19.2 apply accordingly to each part delivery.

20	PAYMENT OF THE CONTRACT PRICE, INVOICING AND AUDIT
20.1	Company shall pay the Contract Price to Contractor within the time limits and in accordance with the provisions stated in this Article and elsewhere in the Contract.

Company has no obligation to pay until Contractor has provided the guarantees in accordance with Art. 21.

20.2	Unless otherwise prescribed in Appendix B, the following provisions apply to invoicing:
a)	The Contract Price shall be payable to Contractor upon Contractor's achievement of the payment milestones set out in Appendix B.
b)

Unless otherwise agreed, Variation Orders shall be invoiced upon completion of the variation work in question. With respect to Variation Orders covered by Art. 15.2, the above principle shall apply for the undisputed amounts.

c)	The invoice shall be prepared in accordance with the provisions of this Art. 20 and in Appendix B. Documentation necessary for control of the invoiced amount shall be appended the invoice.
20.3	Company shall, within 30 Days after receipt of an invoice which satisfies the requirements in Art. 20.2, pay the amount due to Contractor according to the invoice.

Unless otherwise provided for in the Contract, the following deductions may be made from the payment of the Contract Price:

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 15 of 25

a)	any previous payments on account to Contractor which relate to, or directly concern, the work covered by the invoice,
b)

such parts of the invoiced amount as are insufficiently documented or otherwise disputed, provided Company, no later than at payment, specifies what documentation is considered insufficient and/or what the dispute concerns, and

c)	all amounts due to Company from Contractor.

If it is later established that Company had an obligation to pay the deducted amount, then Company shall pay interest in accordance with Norwegian Act - "Interest on overdue payment" (Norw.: “Forsinkelsesrenteloven”) calculated from the due date for payment of the invoice.

20.4

Within 30 Days after issuance of the Completion Certificate, Contractor shall submit his proposal for the final account. The proposal shall contain a breakdown of the total compensation for the Work, including all claims to be made by Contractor, less any liquidated damages and other amounts due to Company. The proposal shall contain documentation relating to each item included in the breakdown.

Claims not included in the proposed final account cannot be submitted later by Contractor.

Within 30 Days of receiving the proposed final account, Company shall notify Contractor of any objections to the proposal. Company shall explain the grounds for his objections and state the amount that Company consider to be the correct final account. If Company does not object within the time limit, Contractor's proposal shall be regarded as accepted.

Within 30 Days after receiving notification of Company's opinion of the proposed final account, Contractor shall notify Company if he intends to initiate legal proceedings according to Article 36 concerning the final account. Upon expiry of the time limit, Contractor forfeits his right to institute such proceedings.

20.5	Company is entitled to audit all payments for reimbursable work at Contractor's and Subcontractors' premises.

Company is entitled to audit during the period of the Contract and for up to 2 years after the end of the year of issuance of the Completion Certificate.

Contractor may require the audit to be performed by a neutral auditor to the extent he demonstrate that there is a probability of confidential information, or information which is not relevant for the purposes of the audit, being disclosed to the wrong parties.

Payment shall not affect Company's audit rights. If charges are proven incorrect, then a new account shall be prepared, whether or not this is in the favour of Contractor.

21	SECURITY FOR COMPANY’S CLAIMS
21.1

Within 30 Days of entering into the Contract, Contractor shall, at his own cost, provide a guarantee from a bank or insurance company in the form set out in Appendix J. The guarantee shall, in any event, be provided to Company prior to submission of the first invoice in accordance with the provisions of Art. 20.

The guarantee shall amount to 10 percent of the Contract Price.

21.2

The guarantee shall be valid for its full amount until the Completion Certificate is issued, and thereafter it shall be valid for half of its amount. From expiry of the Guarantee Period the guarantee shall be valid for an amount equal to the cost of any remaining guarantee work. The guarantee shall expire upon expiry of the Guarantee Period and any additional period in accordance with Art. 23.3.

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 16 of 25

If the Completion Certificate is not issued or the Guarantee Period or the additional period in Art. 23.3 has not expired within the time limits stated in the guarantee, then Contractor shall ensure the extension of its validity, so that the guarantee always is valid for the amount required according to these provisions.

21.3

Contractor shall also provide a parent company guarantee from his ultimate parent in the form set out in Appendix K. The guarantee shall be valid until expiry of the Guarantee Period in Art. 23.2 and 23.3. If the Guarantee Period in Art. 23.2 and 23.3 has not expired within the time limit stated in the guarantee, then Contractor shall ensure the extension of its validity until expiry of the Guarantee Period in Art. 23.2 and 23.3.

22	TITLE TO THE CONTRACT OBJECT. RIGHT TO DEMAND DELIVERY
22.1

Title to the Contract Object shall pass to Company progressively as the Work is performed. Title to Materials passes to Company on arrival at Site, or when paid for by Company, if payment has been made earlier.

As soon as Materials arrive at Site, Contractor shall mark them with an identification number and Company's name, and as far as possible, shall keep them separate from other items.

22.2	The Contract Object and Materials to which Company holds the title shall be free of liens other than those for which Company is responsible.
22.3	Contractor shall indemnify Company from and against all costs arising as a result of Contractor's failure to comply with the provisions of Art. 22.1 and 22.2.
22.4

If Contractor claims that he is entitled to refuse to deliver the Contract Object, Materials, or other items to which Company is entitled under the Contract, Company may in all cases demand delivery in return for:

a)	payment of the outstanding amount due to Contractor under the Contract, insofar as the amount is not in dispute, and
b)	a guarantee for any further amounts which Contractor maintains are due under the Contract, but which Company considers he has no obligation to pay.
23	CONTRACTOR GUARANTEE
23.1

Contractor guarantees the performance of the Work. He also guarantees that all Materials are new, and that Contractor’s Documents and any engineering performed by Contractor will be suitable for the purpose as specified in Appendix E, Company's Documents and use for which, according to the Contract, it is intended.

Contractor does not guarantee the deliverables outlined in Appendix G (including its attachment 1), Company Deliverables .

Contractor also guarantees that the Contract Object will conform during the Guarantee Period to the requirements in the Contract, including Company’s Documents as well as to Contractor’ Documents and the engineering performed by Contractor which is valid at the time of taking-over (final documentation).

Contractor's liability for defects covered by the guarantee is determined in accordance with the provisions of Art. 25.

23.2	The Guarantee Period commences upon signing of the Take-Over Certificate and expires two years thereafter.
23.3	In case Contractor performs guarantee work during the Guarantee Period, he guarantees according to Art. 23.1 for those parts of the Work affected by the guarantee work. This additional guarantee

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 17 of 25

applies for one year after the date of completion of the guarantee works, unless the remaining part of the Guarantee Period is longer.

23.4	Company shall be entitled to enforce the guarantees given by Subcontractors to Contractor.
23.5	Contractor guarantees that the Contract Object will attain the guaranteed performance set out in Appendix E.
23.6	The Norwegian statutory regulation of guarantees shall not apply for the Contractor’s guarantees under the Contract.

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 18 of 25

PART VIBREACH OF CONTRACT

24	CONTRACTOR’S DELAY
24.1

Save what is stated in Art. 11 concerning delayed progress, Contractor shall be deemed to be in delay if the work content of any milestone set out in the Appendix C is not completed by the relevant milestone date.

In relation to the Take-Over Date, take-over shall be deemed to have taken place at the signature of the Take-Over Certificate, or at the time it should have been signed in accordance with Art. 19.1 and 19.2.

24.2

If the Work is delayed in relation to the liquidated damages milestones set forth in Appendix C, then Contractor shall pay liquidated damages to Company as further detailed in Appendix B until the milestone is achieved. Both parties agree that the liquidated damages given in Appendix B constitute genuine pre-estimates of Company's losses due to delays, and do not include any kind of penalties. Contractor shall pay such liquidated damages without any proof of loss.

Contractor's cumulative liability for liquidated damages for delay is limited to [***]% of the Contract Price.

Contractor's payment of liquidated damages shall not release him from his other obligations under the Contract.

24.3	Company may terminate the Contract in accordance with Art. 26 due to delay. The provisions set out in Art. 11, Art. 24 and Art. 26 are Company's sole remedies against Contractor's delay.
25	CONTRACTOR’S DEFECTS AND GUARANTEE LIABILITY

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26	TERMINATION DUE TO CONTRACTOR’S BREACH OF CONTRACT
26.1	Company is entitled to terminate the Contract with immediate effect by notifying Contractor when:
a)	Company has become entitled to be paid maximum liquidated damages in accordance with Art. 24.2, or
b)	it is evident that take-over of the Contract Object will be delayed by more than 120 Days, or
c)	Contractor is in substantial breach of the Contract, or
d)	Contractor or the legal entity that has provided the parent company guarantee becomes insolvent or is unable to pay his debts as they become due, or
e)	Contractor substantially or repeatedly deviates from the HSE and ESG requirements in the Contract.
26.2

Upon termination of the Contract, Company is entitled to take over the Contract Object, Materials, Company Provided Items, Subcontracts, documents and other rights necessary to enable Company to complete the Contract Object, either by himself or with the assistance from others.

26.3

In the event of termination, Contractor shall not be entitled to receive any further payment until the Contract Object is completed and the Completion Certificate is issued. Upon such completion, Company will determine the total cost incurred in completing the Contract Object including additional overhead incurred by Company as a direct consequence of, and in order to effect such termination. If the total costs noted above exceed the balance of the Contract Price unpaid at the

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 19 of 25

time of termination, Contractor shall, promptly after receipt of an invoice, pay to Company the amount of such excess.

In addition, Company is entitled to damages for delay in the form of liquidated damages in accordance with the provisions of Art. 24.2, calculated on the basis of the number of Days by which the Take-Over Date would have been exceeded if Contractor had completed the Contract Object.

27	COMPANY’S BREACH OF CONTRACT
27.1

If Company is in breach of his obligations under the Contract, and thereby causes delay or additional costs to Contractor, then Contractor shall be entitled to request an adjustment of the Contract Schedule and/or the Contract Price in accordance with the provisions of Art. 12 to 16. Contractor must issue a Variation Order Request within 14 Days after Contractor discovered or ought to have discovered such breach by Company. The adjustment of the Contract Schedule and/or the Contract Price shall reflect the direct consequences of the delay or the additional cost caused by Company's breach of contract.

27.2

If Company is late in making payments in accordance with Art. 20, then Company shall pay interest according to Norwegian Act - "Interest on overdue payment" (“Forsinkelsesrenteloven”), unless the delay is caused by insufficient invoice documentation from Contractor and Company has notified Contractor of this no later than the due date for the subject invoice.

27.3

If Company fails to pay an undisputed invoice within 75 Days from the due date of payment, Contractor, following 14 Days prior notification, has the right to suspend the Work in accordance with Art. 18.1 and shall be compensated for the additional cost and schedule impact resulting thereof in accordance with Art. 18.2 and 18.3. Any request from Contractor in this respect must be made in accordance with the provisions of Art. 16.1, provided, however, that the time limit in this respect shall be 14 Days after the suspension period has ended.

If the suspension lasts for more than 60 Days, Contractor shall, by giving 14 Days prior notification, be entitled to cancel the Contract. If Company has not paid the undisputed amount due within 14 Days after receiving said notice, then the Contract shall be cancelled, and the provisions of Art. 17 shall apply accordingly.

27.4	Contractor is entitled to terminate the Contract with immediate effect by notifying Company if Company becomes insolvent or is unable to pay his debts as they become due.

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 20 of 25

PART VIIFORCE MAJEURE

28	EFFECTS OF FORCE MAJEURE
28.1	Neither of the parties shall be considered in breach of an obligation under the Contract to the extent the party can establish that fulfilment of the obligation has been prevented by Force Majeure.
28.2	The following conditions shall not be considered as Force Majeure:
a)	breakdown of any working equipment used in the performance of the Work,
b)	weather conditions, unless such weather conditions are more severe than the conditions encountered at the affected location at any time within the last ten years prior to signing of the Contract,
c)	local strike or local labour dispute among personnel of Contractor or Subcontractors,
d)	insolvency or any other failure in performance of any Subcontractor, or
e)	shortage of labour, materials or equipment, unless caused by circumstances which are themselves Force Majeure.
28.3	The party invoking Force Majeure shall, as soon as possible, notify the other party of the Force Majeure situation.
28.4	In case of Force Majeure, each party shall cover its own costs resulting from the Force Majeure situation.

Within 14 Days after the Force Majeure situation has ceased, Contractor shall present his claim, if any, for adjustment of Appendix C in accordance with the provisions of Art. 12 to 16. Any adjustments to Appendix C shall be made with due regard to the delay caused to Contractor by the Force Majeure situation.

28.5

If a Force Majeure situation lasts without interruption for 180 Days or more, or it is evident that it will do so, then each party shall have the right to cancel the Contract by notice to the other party. The provisions of Art. 17 apply accordingly.

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 21 of 25

PART VIIILIABILITY AND INSURANCES

29	LOSS OF OR DAMAGE TO THE CONTRACT OBJECT OR COMPANY PROVIDED ITEMS
29.1

If loss of or damage to the Contract Object occurs between the start of the Work until the time when the Take-Over Certificate has been signed or should have been signed in accordance with Art. 19.1 and 19.2, Contractor shall carry out necessary measures to ensure that the Work is completed in accordance with the Contract. The same applies if any loss of or damage to Materials occurs while they are under Contractor's safekeeping or control.

If any loss or damage to documentation occurs from the start of the Work until such documentation has been handed over to Company, then Contractor shall carry out the necessary measures to ensure that such parts of the Work are completed in accordance with the Contract.

Contractor's obligation to carry out measures stated herein applies regardless of whether negligence in any form has been shown by Company.

29.2	The costs of carrying out such measures as stated in Art. 29.1 shall be borne by Contractor unless the damage is caused by Company.

Contractor’s liability for such costs for any one occurrence is, however, limited to deductibles for insured's own risk under Company's insurance policy set out in Art. 31.1 b), provided that the loss or damage is covered by such insurance policy.

30	EXCLUSION OF LIABILITY. INDEMNIFICATION
30.1

Contractor shall indemnify Company from and against any claim concerning bodily injury to or loss of life of any personnel of Contractor and Subcontractors, arising out of or in connection with the performance of the Work or caused by the Contract Object in its lifetime. This shall apply regardless of any form of liability, whether strict or by negligence, in whatever form, on the part of Company, unless caused by gross negligence or wilful misconduct.

Contractor shall ensure that Subcontractors waive their right to make any claim against Company when such claims are covered by Contractor's indemnification obligation set forth in this Art. 30.1.

Company shall indemnify Contractor and Subcontractors from and against any claim concerning bodily injury to or loss of life of any personnel of Company, arising out of or in connection with the performance of the Work or caused by the Contract Object in its lifetime. This shall apply regardless of any form of liability whether strict or by negligence, in whatever form, on the part of Contractor or any Subcontractor, unless caused by gross negligence or wilful misconduct.

30.2

As to claims arising out of loss or damage to property, bodily injury and/or loss of life suffered by anyone other than Company or Contractor (including Subcontractors) in connection with the performance of the Work, the party causing such loss or damage shall indemnify the other party from and against all costs associated therewith.

30.3

As to loss or damage, other than those dealt with in Art. 29, suffered by Company or Contractor (including Subcontractors) on a party’s property, the party causing such loss or damage shall indemnify the other party from and against all costs associated therewith.

30.4

Contractor shall indemnify Company from and against claims resulting from infringement of patent or other industrial property rights in connection with the Work, or Company's use of the Contract Object as contemplated by this Agreement.

30.5	A party shall promptly notify the other party if it receives a claim that the other party is obliged to indemnify. Whenever possible, the other party shall take over handling of the claim.

The parties shall give each other information and other assistance needed for handling the claim. Neither party shall, without the consent of the other party, approve a claim which shall be indemnified, in whole or in part, by the other party.

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 22 of 25

31	INSURANCES
31.1	Company shall provide and maintain the insurances described below and as further specified in Appendix I:
a)	Insurance covering losses in connection with illness, bodily injury or accidental death among Company’s personnel.
b)	Builder's all risk insurance, or equivalent insurance, covering the Contract Object and Materials against physical loss or damage from their arrival and successful unloading at Company's Site.
c)	Liability insurance covering Company’s liability under Art 30.2 and 30.3 for an amount of minimum USD [***] for each occurrence.

The policies shall state that the insurers waive any right of subrogation against Contractor and Subcontractors.

31.2	Contractor shall provide and maintain the following insurance:
a)	Insurance covering losses in connection with illness, bodily injury or accidental death among Contractor's and Subcontractors' personnel.
b)	Insurance covering the Contract Object, Materials against physical loss or damage (including during transportation) until their arrival and successful unloading at Company's Site.
c)	Liability insurance covering Contractor's and Subcontractor’s liability under Art 30.2 and 30.3 for an amount of minimum USD 1 000 000 for each occurrence.

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 23 of 25

d)	Insurance covering loss or damage to working equipment brought to Company's Site by Contractor and Subcontractors.
e)	Any other insurance Contractor and Subcontractors are legally required to obtain in any jurisdiction where any part of the Work is performed.

Such insurance cover shall be effective from the start of the Work and shall be maintained as long as Contractor performs work under the Contract, with the exception of the insurance under Art. 31.2 b) which may expire upon arrival at Company's Site.

The policies shall state that the insurers waive all rights of subrogation against Company.

Contractor shall notify Company in due time before the insurance is cancelled, or lapses for any other reason.

31.3

Contractor shall, at the request of Company, produce ‘to whom it may concern letters with the necessary information, including the expiry date, relating to all insurances Contractor and Subcontractors are obliged to provide in accordance with Art. 31.2. If Contractor fails to provide insurances in accordance with the provisions of Article 31.2, Company may take out the missing insurance cover. Premiums incurred by Company in providing and maintaining such insurance shall be deducted from the Contract Price.

31.4

When any incident occurs for which cover is granted under one of the parties' insurance policies, the other party shall notify that party without undue delay, enclosing a description of the incident that gives rise to the insurance claim. When the party whose insurance policy covers the claim, handles the claim, the other party shall provide it with reasonable assistance, without claiming compensation.

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 24 of 25

PART IXLIMITATION AND EXCLUSION OF LIABILITY

32	LIMITATION AND EXCLUSION OF LIABILITY

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 25 of 25

PART XPROPRIETARY RIGHTS, ETC.

33	RIGHTS TO INFORMATION, TECHNOLOGY AND INVENTIONS

The rights to Information, Technology and Inventions are described in a separate document.

34	CONFIDENTIAL INFORMATION
34.1	All information exchanged between the parties shall be treated as confidential and shall not be disclosed to a Third Party without the other party's written permission, unless such information:
a)	may be disclosed to a Third Party in accordance with Art. 33, or
b)	is already known to the party in question at the time the information was received, or
c)	is or becomes part of the public domain other than through a fault of Company or Contractor, or

d)is rightfully received from a Third Party, without an obligation of confidentiality.

Each of the parties may, however, use or disclose confidential information to a Third Party, to the extent necessary for the performance of and control of the Work and the completion, use, operation, maintenance, repair, modification and extension of the Contract Object. In such cases the parties shall ensure that the Third Party signs a written confidentiality agreement in accordance with Art. 34.

34.2	Contractor shall not publish information concerning the Work or the Contract without Company's written approval. Such approval shall not unreasonably be withheld.
34.3

The provisions of this Article 34 shall not prevent a party from disclosing confidential information to a Third Party to the extent necessary according to the applicable law or any order of any court, tribunal or other competent authority, including any stock exchange regulations.

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Contract Package: Casting and Unit Cell Assembly
Conditions of Contract	Page 26 of 25

PART XIOTHER PROVISIONS

35	ASSIGNMENT OF THE CONTRACT, ETC.
35.1	Company may assign his rights and obligations under the Contract to a Third Party upon Contractor's prior approval, which shall not be unreasonably withheld.
35.2	Contractor may not assign or mortgage the Contract, or a part or interest in it, to a Third Party without Company's approval.
36	NORWEGIAN LAW AND DISPUTES
36.1	This Contract shall be governed by and interpreted in accordance with Norwegian law.
36.2

Disputes arising in connection with or as a result of the Contract, and which are not resolved by mutual agreement, shall be referred to arbitration in accordance with the Rules of the Arbitration and Dispute Resolution Institute of the Oslo Chamber of Commerce in force at any time. The Parties shall enter into an agreement regarding confidentiality in respect of the arbitration proceedings and award, as well as all communication and documentation associated herewith.

The arbitration proceedings shall take place in Oslo, Norway, if no other place is agreed between the Parties. The language of the arbitration proceedings and award shall be English, unless the Parties otherwise agree. The arbitration panel’s decision shall be final and binding on both Parties.

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

375 MWh Pilot Factory

Contract – Casting and Unit Cell Assembly

Contract no.: CNT-FRY-0001

Appendix A – Scope of Work

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix A – Scope of Work	Page 2 of 11

1	PROJECT OVERVIEW		3

	1.1	GENERAL	3
	1.2	LOCATION	3

2	SCOPE OF WORK		4

	2.1	GENERAL	4
	2.2	CONTRACT OBJECT	4
	2.3	HSE & ESG	4
	2.4	QUALITY MANAGEMENT	5
	2.5	RISK MANAGEMENT	5
	2.6	INTERFACES	5
	2.7	PROJECT MANAGEMENT AND ADMINISTRATION	5
	2.8	ENGINEERING	5
	2.9	PROCUREMENT AND FABRICATION	6
	2.10	FACTORY ACCEPTANCE TEST (FAT)	6
	2.11	PACKAGING AND TRANSPORTATION	6
	2.12	CONSTRUCTION AND INSTALLATION AT COMPANY’S SITE	6
	2.13	MECHANICAL COMPLETION	7
	2.14	EQUIPMENT COMMISSIONING AND SAT	7
	2.15	TRAINING OF COMPANY'S PERSONNEL	7
	2.16	DOCUMENTATION	8
	2.17	TAKE-OVER CERTIFICATE	8
	2.18	CONTRACTOR’S SUPPORT TO COMPANY’S RAMP-UP AND INITIAL PRODUCTION	8
	2.19	COMPLETION CERTIFICATE	8
	2.20	PROVISION OF CONSUMABLES, WEAR PARTS AND SPARE PARTS	8
	2.21	CONTRACTOR’S RESPONSE TIME DURING THE GUARANTEE PERIOD	9

3	OPTIONS		10

	3.1	OPTION NO 1 – CASTING AND UNIT CELL ASSEMBLY FOR PLANT 1	10
	3.2	OPTION NO 2 – CASTING AND UNIT CELL ASSEMBLY FOR PLANT 2	10
	3.3	OPTION NO 3 - CASTING AND UNIT CELL ASSEMBLY FOR PLANT 3	10

4	ATTACHMENTS		11

	4.1	ATTACHMENT A1 – INTERFACE PROCEDURE	11

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix A – Scope of Work	Page 3 of 11

1	PROJECT OVERVIEW
1.1	General

FREYR (Company) plans to develop 40+ GWh of battery cell production capacity by 2025 to position as one of Europe’s largest cell suppliers. The facilities are located in the Mo i Rana industrial complex in Northern Norway, leveraging Norway’s highly skilled workforce and abundant, low-cost renewable energy sources from hydro and wind in a crisp, clear and energized environment. FREYR will supply safe, high energy density and cost competitive clean battery cells to the rapidly growing global markets for electric vehicles, energy storage, marine and aviation applications. FREYR is committed to supporting cluster-based R&D initiatives and the development of an international ecosystem of scientific, commercial, and financial stakeholders to support the necessary expansion of the battery value chain in our region.

The Pilot battery production line will be established to initiate the above plans and the Scope of Work as further described in this Appendix A includes elements required for the building of a 375 MWh Pilot battery plant.

1.2	Location

The Pilot plant will be located at the quay side of the industrial area of Mo Industrial Park, inside the existing Kamstålbuilding. Information related to the building and infrastructure is provided in FREYR Design Basis Kamstålbygget enclosed in Appendix E.

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Contract Package: Casting and Unit Cell Assembly
Appendix A – Scope of Work	Page 4 of 11

2	SCOPE OF WORK
2.1	General

The Work to be performed under this Contract comprises the performance of all activities and provision of all resources necessary to perform and complete the Contract Object as well as training of Company's personnel and assistance to Company in order to fulfil the requirements of the Contract.

These activities include, but are not limited to:

•	Project management and administration
•	Design and engineering of the Contract Object
•	Purchasing, expediting, storage and all other associated procurement activities required
•	Factory Acceptance Testing (FAT) at Contractor site
•	Transportation activities
•	Manufacturing and construction, including assembly, testing, erection, installation and mechanical completion
•	Training of Company's personnel
•	Equipment commissioning and Site Acceptance Test (SAT) of the Contract Object at Company’s site
•	Preparation of all documentation required for the engineering, construction, operation and maintenance of the Contract Object, including as built documentation
•	Provision of spare parts
•	Assistance to Company in ramp up and initial production phase of the production line, including performance testing

Schedule for completion of the above activities is further outlined in Appendix C.

Operational assistance after the initial production phase will be provided as part of the scope of work of the separate support & service framework agreement.

2.2	Contract Object

The Contract Object is an Electrode Casting and Unit Cell Assembly Machine. The machine casts electrodes (anode and cathode) onto current collectors (laminated aluminium and copper foil rolls), singulates and stacks the electrode casted foils to produce stacked unit cells at a defined rate.

The Contract Object includes the following main elements:

[***]

Company’s mandatory requirements to the Contract Object are set out in this Appendix A and further described in documents enclosed in Appendix E and in Mpac - 9.2 Tender Qualifications and Exceptions- Technical 23.07.21.

2.3	HSE & ESG

HSE (Health, Safety and Environment) and ESG (Environment, Social and Governance) shall be an integrated part of the Work. All activities shall be executed without damage to people, property or environment and with due considerations to Contractor’s ESG. The care of health, safety, environment and society are fundamental parts of Company’s values. HSE and ESG shall have top priority and shall be a key element in all planning and execution of the Work, hereunder the Work to be executed at Company’s Site. HSE including ESG shall be a line responsibility adopted by Contractor’s home office management and carried through to the site management, Subcontractors and to each individual personnel.

The HSE including ESG requirements regarding the execution of the Work at Company’s Site are set out in Appendix D and E.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix A – Scope of Work	Page 5 of 11

2.4	Quality Management

Contractor is responsible for the quality and craftmanship of the Work, including the quality of those parts of the Work performed by Subcontractors. The requirements to Contractor’s quality management system, quality plan, audit and non-conformance handling are set out in Appendix D.

Company’s detailed requirements for Contractor’s quality control of the Contract Object during the project phases are described in Appendix E, Company’s Quality Control Requirements.

Contractor shall upon Company’s request provide part measurement data, conduct random inspections, collect samples and carry out root cause analysis activities and tests on the Contract Object.

2.5	Risk Management

Contractor shall have an implemented Project Risk Management System. The Project Risk Management System shall include identification of project threats and project opportunities that can benefit the Work.

Contractor shall establish and maintain a risk and opportunity register describing all relevant project risks (threats and opportunities).

Appendix D, Administration Requirements specifies requirements for Project Risk Management in more detail.

2.6	Interfaces

Contractor shall co-ordinate and carry out the Work in order to achieve a fully integrated design with optimal interfaces. Contractor shall participate in interface meetings and review and verify all interface information supplied from Company and/or Company’s other contractors for consistency with Contractor’s own design.

Contractor shall further participate in co-ordination and interface meetings with Company and Company’s other contractors, so that the project is carried out in the safest and most efficient way and shall take all measures to avoid or reduce to a minimum any inconvenience to Company’s other contractors involved in the project. The constraint and obligations resulting from such circumstances shall be deemed included in the Contract Schedule and the Contract Price.

Company’s other contractors will perform work on Company’s Site. Contractor is obliged to plan and co-ordinate the Work accordingly and co-operate with Company’s other contractors.

Contractor shall handle interfaces in accordance with the interface procedure set out in Attachment A1, Interface procedure, Company Documents in Appendix E and meet the administrative requirements including provision of an interface plan in accordance with Appendix D.

All interface work shall be completed in accordance with the milestones in Appendix C.

2.7	Project Management and Administration

Contractor shall carry out all general and project management. Furthermore, Contractor shall carry out quality management, administration, planning, scheduling, cost control, reporting and provide other documentation and fulfil and comply with all requirements as further outlined in Appendix D.

Contractor shall in accordance with the Contract provide insurances, guarantees, financing, licences and permits as required for the performance and completion of the Work.

2.8	Engineering

Contractor’s engineering activities shall be based on, and conform to, the requirements in this Appendix A, Appendix E and Appendix F, and shall be performed in accordance with the Contract Schedule in Appendix C. The Contract Object shall be designed so it is fit for its intended purpose

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix A – Scope of Work	Page 6 of 11

and is safe, reliable, maintainable, accessible, operable and efficient throughout its required lifetime.

Appendix E includes specifications of Company's minimum technical requirements for the Contract Object.

Contractor shall obtain all necessary information from Company, Company’s other contractors and others required to perform the engineering work.

Contractors engineering work shall include relevant interface drawings and documents.

2.9	Procurement and Fabrication

Contractor shall be responsible for all procurement and procurement activities required for the Work and completion of the Contract Object.

Items and services to be provided by Company to Contractor are specified in Appendix G.

Appendix H comprises the list of approved Subcontractors.

Contractor shall be responsible for all fabrication necessary for completion of the Contract Object.

2.10	Factory Acceptance Test (FAT)

Prior to transportation of the Contract Object to Company’s Site, Contractor shall perform Factory Acceptance Test (FAT). The FAT shall test and document the performance of the Contract Object or parts thereof prior to transportation to Company’s Site as further detailed in Appendix E.

Contractor has full responsibility for performing the FAT with all utilities and equipment required and any necessary waste disposal. Company will provide agreed raw material and samples for FAT testing as per Appendix G. Contractor is responsible to inform Company on the planned FAT date in due time for Company to deliver raw material for the FAT without any delay to the schedule.

Contractor shall issue the FAT complete checklist for Company’s approval prior to transportation of the Contract Object to Company’s site.

2.11	Packaging and Transportation

Contractor shall be responsible for properly packaging and transportation of the Contract Object, Materials and other items required for the Work from the place of origin to Company’s Site in Mo I Rana, Norway. This includes obtaining all required certificates, customs clearance, permits, etc. according to applicable laws and regulations, preservation and receipt, unloading, storage and on-site transportation. Contractor’s packaging shall take into account information provided in FREYR Design Basis Kamstålbygget provided in Appendix E.

Contractor shall advise Company of shipping arrangements well in advance, enabling Company to inspect such arrangements.

2.12	Construction and Installation at Company’s Site

Contractor shall carry out the construction and installation work in accordance with the requirements of the Contract.

Contractor shall when performing work at Company’s Site comply with Company’s applicable regulations regarding site access, local traffic, safety and working regulations and confine his activities to Contractor’s area at Company’s Site. See FREYR HSE requirements enclosed in Appendix E.

Contractor shall in connection with the Work keep Company’s Site in a clean and tidy order, and free from working equipment not used in order not to obstruct own activities or the activities of others.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix A – Scope of Work	Page 7 of 11

Contractor’s waste from construction activities and testing shall be treated in accordance with the regulations at Company’s Site.

2.13	Mechanical Completion

Mechanical completion means the systematic examination involving all disciplines to verify that all components of the Contract Object are correctly delivered, installed and ready for commissioning.

Contractor shall perform mechanical completion activities as further detailed in Appendix E.

Upon finalization of mechanical completion, the mechanical completion checklists shall be signed by Contractor and issued to Company for Company’s approval.

2.14	Equipment Commissioning and SAT

Contractor shall in close cooperation with Company perform commissioning and SAT of the Contract Object in accordance with Contractor’s procedures approved by Company and the requirements set forth in Appendix E.

Contractor shall prepare a Safety Risk Assessment (SRA) and submit to Company before SAT. Company safety team will inspect the machine for safety standards compliance.

Upon completion of commissioning and SAT, Contractor shall issue the SAT complete checklist to Company for Company’s approval.

2.15	Training of Company's Personnel

Contractor shall perform training of Company’s personnel to a degree enabling such personnel to operate and maintain the Contract Object during the operational phase.

The training shall be completed prior to commissioning and SAT of the Contract Object. The training shall be based on Contractor’s training program, which shall be submitted in due course prior to commencement of the training sessions.

Contractor shall provide a training plan 14 days after Contract Award, for Company’s approval. The training plan shall include information on design, installation, debugging, operation and maintenance of products and services.

All training shall take place at Company's Site or close to Company's Site and such sessions shall be combined with inspection of the Contract Object, if practical.

Company’s technical personnel shall participate in debugging activities.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix A – Scope of Work	Page 8 of 11

2.16	Documentation

As part of the Work, Contractor shall provide documentation, user manuals etc. for testing, installation, mechanical completion, commissioning, operation and maintenance etc. of the Contract Object in accordance with Contractor's technical documentation list approved by Company. The documentation shall be provided both electronically and in 2 paper copies in English language.

Contractor shall in addition provide an electronic version and 1 paper copy in Norwegian language of the user manual and maintenance manual.

The documentation shall as a minimum consist of the following:

•	Installation documents
•	Testing procedures and reports
•	Methods for setup, operation, service, repair, and troubleshooting
•	User documents and manuals for operation, maintenance, and rectification
•	All machine designs, drawings, detailed component drawings, 3D drawings in universally supported file formats, electrical schematics, and mechanical schematics
•	All programs, controls routines, PID controls, ladder logic, and any other forms of machine control systems
•	List of Materials and a complete listing of recommended spare parts incorporated into the Contract Object with corresponding subcontractors
•	A list of recommended preventative, predictive and shutdown maintenance tasks and intervals
•	As-built documentation

Reference is made to Appendix D.

2.17	Take-Over Certificate

In accordance with the Conditions of Contract, Company and Contractor shall jointly issue the Take-Over Certificate for the Contract Object as verification of:

•	Mechanical Completion completed
•	Equipment Commissioning/ SAT completed
•	Training of Company’s personnel completed
•	Documentation necessary for Company’s operation and maintenance of the Contract Object completed and delivered to Company
2.18	Contractor’s Support to Company’s Ramp-up and Initial Production

Contractor shall assist Company in the ramp-up and initial production phase until stable production of the SAT requirement set forth in Appendix E has been achieved continuously during 2 weeks.

Once the stable process is achieved Company will collect samples to assess process capability as per the technical specifications document in Appendix E.

2.19	Completion Certificate

Subject to Company’s issue of the Take-Over Certificate, the completion of all outstanding Work, receipt and approval of all documentation (including as-built documentation) and Company’s acceptance of required performance testing, Company will issue the Completion Certificate in accordance with the Conditions of Contract.

2.20	Provision of Consumables, Wear parts and Spare Parts

Contractor shall provide consumables, wear parts and spare parts, as per the definitions below, as required during installation, mechanical completion, commissioning / SAT and during ramp up and initial production phase. Such items shall be transported to Company’s Site together with the Contract Object.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix A – Scope of Work	Page 9 of 11

Contractor shall establish an overview of the consumables, wear parts and spare parts according to the definitions below prior to transportation to Company’s Site. The list shall be approved by Company.

Consumables shall be materials which are consumed during operation such as special oil, grease or other chemicals which is specific for the equipment.

Wear parts shall be parts which are worn out during operation such as gaskets, rubber parts, sealings etc.

Spare parts shall be interchangeable parts that should be kept in an inventory and used for the repair or replacement of failed objects or components.

Further, Company shall have the right to purchase all parts stated above, including strategic spares and wear parts for the lifetime of the equipment, as further defined in the support and service framework agreement.

When delivered, all consumables, wear parts and spare parts shall be packed, marked and preserved for long-term storage. Company shall be entitled to purchase consumables and wear parts from Subcontractors directly.

As part of the documentation, a spare parts database, including inter-changeability records shall be provided to Company. In the event Contractor cease to fabricate spare parts for the Contract Object, Contractor shall notify Company at least 6 months in advance. Contractor shall further provide production drawings and technical specification data sheets of the spare parts to Company.

2.21	Contractor’s response time during the Guarantee Period

In accordance with Conditions of Contract Art. 25 Contractor has the responsibility to rectify defects in the Contract Object during the Guarantee Period. After receipt of Company’s notice of the defect Contractor shall revert to Company in accordance with the following time limits:

•	Initial response / overview of the defect within [***]
•	Submittal of rectification plan within [***]
•	Completed rectification within [***] unless otherwise agreed by Company

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix A – Scope of Work	Page 10 of 11

3	OPTIONS

The following options are available to Company under the Contract. The options may be executed at Company’s discretion in accordance with details in Appendices B and C.

3.1	Option no 1 – Casting and Unit Cell Assembly for Plant 1

Upon execution of this option, Contractor shall provide equipment for Plant 1 with a planned capacity of 5,3 GWh yearly battery production. The equipment shall be delivered in accordance with requirements as described in the Contract documents and technical details as presented in Appendix E – Company’s documents. The equipment design shall meet the technical description as provided in Appendix E, with a production speed of [***] as per the Gen 2 equipment specification. Company will request [***]Gen2 Casting and Unit Cell Assembly machines for this option.

3.2	Option no 2 – Casting and Unit Cell Assembly for Plant 2

Upon execution of this option, Contractor shall provide equipment for Plant 2 with a planned capacity of 7,95 GWh battery production per year. The equipment shall be delivered in accordance with requirements as described in the Contract documents and technical details as presented in Appendix E – Company’s documents. The equipment shall meet the technical description as provided in Appendix E and shall include the additional improvement for Gen3 equipment and a production speed of [***]. Company will request [***] Gen3 Casting and Unit Cell Assembly machines.

3.3	Option no 3 - Casting and Unit Cell Assembly for Plant 3

Upon execution of this option, Contractor shall provide equipment for the Plant 3 with a planned capacity of 10,6 GWh yearly battery production. The equipment shall be delivered in accordance with requirements as described in the Contract documents and technical details as presented in Appendix E – Company’s documents. The equipment shall meet the technical description as provided in Appendix E and shall include the additional improvement for Gen4 equipment and a production speed of [***]. Company will request [***] Gen4 Casting and Unit Cell Assembly machines.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix A – Scope of Work	Page 11 of 11

4	ATTACHMENTS
4.1	Attachment A1 – Interface Procedure

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

375 MWh Pilot Factory

Contract – Casting and Unit Cell Assembly

Contract no.: CNT-FRY-0001

Appendix B – Compensation

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix B – Compensation	Page 2 of 8

1	CONTRACT PRICE		3

2	GENERAL PREAMBLES		3

	2.1	DEFINITIONS	3
	2.2	FULLY INCLUSIVE LUMP SUMS AND RATES	3
	2.3	TAXES, DUTIES, ETC.	3
	2.4	PRICE ADJUSTMENT	4
	2.5	CURRENCY	4

3	BREAKDOWN OF THE CONTRACT PRICE		4

4	PRICING OF ASSISTANCE TO COMPANY AND VARIATIONS TO THE WORK		5

	4.1	GENERAL	5
	4.2	VARIATION ORDER WORK	5
	4.3	FIXED HOURLY RATES	6
	4.4	MARK-UP FOR THIRD PARTY PROCUREMENT OF MATERIALS AND HIRED WORKING EQUIPMENT	6

5	LIQUIDATED DAMAGES		6

	5.1	INTRODUCTION	6
	5.2	LIQUIDATED DAMAGES FOR UNAUTHORIZED REMOVAL OF KEY PERSONNEL	6
	5.3	LIQUIDATED DAMAGES FOR CONTRACTOR’S DELAY	6

6	INVOICING AND PAYMENT		7

7	OPTIONS		7

8	ATTACHMENTS		8

	8.1	ATTACHMENT B1 – CONTRACT PRICE	8
	8.2	ATTACHMENT B2 – OPTIONAL SCOPE – PRICE BREAKDOWN	8

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix B – Compensation	Page 3 of 8

1	CONTRACT PRICE

For performance of the Work and compliance with all terms set out in the Contract, Company shall pay to Contractor the Contract Price of:

[USD 13 684 019.00]

The Contract Price is divided into the portions given in section 3. The individual portions are deemed to cover the compensation for performance of the Work related to said portions, except to the extent that the Contract Price shall cover all compensation to perform the Work even if specific work activities or requirements are not detailed in the description of each portion of the Contract Price.

2	GENERAL PREAMBLES
2.1	Definitions

The following words shall have the meanings assigned to them hereunder:

•	Lump Sum (LS) means a fixed price for an element of the Work.
•

Provisional Sum (PS) means an estimated amount for a defined element of the Work. The final sum for each Provisional Sum element shall be determined based on applicable Rate (as defined herein) and actual quantities.

•	Rate means the fixed sum per unit of quantity (length, area, volume, man-hours, man-days, etc.) of all required direct and indirect pricing elements.

All references made to a section or attachment shall apply to this Appendix B unless otherwise stated.

2.2	Fully inclusive Lump Sums and Rates

The Lump Sums, Rates and percentage mark-up etc. contained herein shall be fully inclusive of all work, Materials, equipment, transportation and other items necessary for Contractor's full performance of the Work and for the proper and complete execution of his obligations and responsibilities hereunder and shall include for all Contractor’s compensation for risk and profit and provision of insurances, guarantees etc.

Prices and rates shall be based on delivery of the Materials and equipment DDP, Mo I Rana, Norway.

2.3	Taxes, Duties, etc.

The Contract Price and all Lump Sums and Rates are exclusive of Norwegian value added tax (VAT).

Services executed in Norway are subject to Norwegian VAT. Invoices for the part of the Contract Price which represents such services, shall be inclusive of Norwegian VAT as a separate item. The VAT will be paid by Company in addition to the Contract Price. The VAT portion of the invoice shall be paid to an account with a bank operating within Norway.

If Contractor does not have its own Norwegian representative operating his VAT accounting, this service can be executed on behalf of Contractor by a specialized representative engaged by Contractor for his entire VAT accounting requirements.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix B – Compensation	Page 4 of 8

Except for the VAT referred to above, the Contract Price and all Lump Sums and Rates herein are fully inclusive of all other taxes, duties, licences, charges etc. whether imposed on Contractor, Subcontractors or their personnel.

2.4	Price Adjustment

Lump Sums, Rates and percentages in the Contract are fixed and shall not be subject to adjustment for any reason whatsoever.

2.5	Currency

The Contract Price and rates for Variations to the Work are expressed in USD. Said prices shall not be subject to change in the event of fluctuation in the rate of exchange of any currency.

3	BREAKDOWN OF THE CONTRACT PRICE

The Contract Price is broken down according to the following table. The breakdown of the Contract Price is for administrative purposes only and any quantities stated herein or in Attachment B1 is for information only, i.e., any changes to quantities included in LS amounts shall be at Contractor’s account.

Item	Work Description	Lump Sum (LS) / Provisional Sum (PS)	(USD)
01	[***]	[***]	[***]
02	[***]	[***]	[***]
03	[***]	[***]	[***]
04	[***]	[***]	[***]
05	[***]	[***]	[***]
06	[***]	[***]	[***]
07	[***]	[***]	[***]
08	[***]	[***]	[***]
	TOTAL CONTRACT PRICE	[***]	13 684 019.00

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix B – Compensation	Page 5 of 8

4	PRICING OF ASSISTANCE TO COMPANY AND VARIATIONS TO THE WORK
4.1	General

The hourly rates as defined below shall be used for Contractor’s assistance to Company during ramp-up and the initial production phase as described in Appendix A and for Variation Order work in accordance with Condition of Contract Articles 12-16.

The Rates for Contractor’s personnel shall be all inclusive hourly rates for the provision of labour in the category or discipline specified and shall be applicable to Contractor’s and Subcontractors’ personnel.

Contractor shall implement a time control system within all of Contractor’s offices and sites in order to record when personnel start and stop working on subject work. Time sheets shall reflect hours worked as evidenced by such control system, and time sheets shall be approved by Company for work performed at Company’s Site.

4.2	Variation Order Work

The value of each Variation to the Work shall be settled by means of the principles given in this Appendix B and the Conditions of Contract Art. 12 to 16. The Contract Price shall be adjusted by the total value of each Variation to the Work.

No Variation to the Work shall become payable until a Variation Order has been issued in accordance with Conditions of Contract, Article 14.

The value of each Variation to the Work shall be settled by means of a Lump Sum based on the Rates in this section 4. However, Company may demand that Variations to the Work is compensated on a reimbursable basis according to the Rates contained in this section 4.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix B – Compensation	Page 6 of 8

4.3	Fixed Hourly Rates

The Rates provided in the table below include all Sites from which Contractor perform the variation work, including those of Subcontractors. The Rates are inclusive, including offices, facilities, local commuting cost, services and shift premium, communication, computer systems, personal protective equipment, tools and working equipment, overhead including general management, administration and secretarial services, and all cost whatsoever in respect of such labour including Contractor’s profit and cost.

Costs for travelling to and from Company’s Site, accommodation and daily allowance at Company’s Site are excluded from the Rates and will be reimbursed based on documented costs.

Item	Category	At Sites other than Company’s Site Rate (USD)	At Company’s Site Rate (USD)
1	[***]	[***]	[***]
2	[***]	[***]	[***]
3	[***]	[***]	[***]
4	[***]	[***]	[***]
5	[***]	[***]	[***]
6	[***]	[***]	[***]

4.4	Mark-up for Third Party Procurement of Materials and Hired Working Equipment

A percentage mark-up shall be added to cover all other charges and expenses inclusive of any required procurement or administration activities to the actual cost of materials supplied or working equipment hired by Contractor or any Subcontractor for assistance to Company and/or Variation Order work, including cost of delivery to Company’s Site, as substantiated by copies of invoices and after reduction of all trade discounts. [***]

5	LIQUIDATED DAMAGES
5.1	Introduction

In accordance with the Conditions of Contract liquidated damages are to be paid if Contractor replaces key personnel without Company’s prior authorization and fails to achieve the identified liquidated damages milestones.

5.2	Liquidated damages for Unauthorized Removal of Key Personnel

The amount of liquidated damages payable to Company with respect to each unauthorized removal of Key Personnel is set at USD [***] per occurrence.

5.3	Liquidated Damages for Contractor’s Delay

The amount of liquidated damages payable with respect to each commenced day of delay in the achievement of a liquidated damages milestone is set out below. The weekly amount of LD’s shall  be pro-rated per day of delay.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix B – Compensation	Page 7 of 8

Milestone no	Milestone Description	% of Total Contract Price for Liquidated Damages per week of delay
[***]	[***]	[***]
[***]	[***]	[***]

[***]

6	INVOICING AND PAYMENT

The Contract Price shall be invoiced in portions as detailed below upon achievement of the relevant payment milestone. The Contract Price will be paid to Contractor pursuant to the provisions of Article 20 of the Conditions of Contract.

Invoicing of work performed under a Variation Order shall be agreed in the Variation Order.

Milestone no	Milestone Description	% of Contract Price	Week from Contract Award
M1	Contract Award	40%*	[***]
M4	Payable upon commencement of build	40%	[***]
M5	FAT completed and FAT checklist signed off by both Contractor and Company	5%	[***]
M6	Commissioning and SAT completed, and SAT checklist signed off by both Contractor and Company**	15%	[***]

[***]

7	OPTIONS

Options in accordance with descriptions in Appendices A and E and executed by Company in accordance with Appendix C shall be compensated in accordance with principles in this Appendix B and optional Prices as detailed in Attachment B2.

These options will be subject to the same liquidated damages milestones as the firm scope as stated in section 5 Liquidated Damages. The amounts of Liquidated Damages for each day of delay will be adjusted to align with the optional contract price prior to execution of an option.

Rates and prices provided for option 1 shall be fixed and firm for the duration of the contract.

Equipment rates and prices provided for option 2 and 3 are not final but will be used as a benchmark for establishing the price for possible future execution of these options.

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix B – Compensation	Page 8 of 8

Option #	Description	USD	LS / PS
1	[***] Casting and Unit Cell Assembly for plant 1 - 5,3 GWh, Gen2, [***]	See details in Attachment B2	TBD
2	[***] Casting and Unit Cell Assembly for plant 2 - 7,95 GWh, Gen3, [***]	See details in Attachment B2	TBD
3	[***] Casting and Unit Cell Assembly for plant 3 - 10,6 GWh, Gen4, [***]	See details in Attachment B2	TBD

Hourly rates for Contractor’s assistance to Company during ramp-up and the initial production phase and for Variation Order work for execution of the Optional work as listed above are detailed in Attachment B2.

8	ATTACHMENTS

8.1	Attachment B1 – Contract Price

8.2	Attachment B2 – Optional Scope – Price Breakdown

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

375 MWh Pilot Factory

Contract – Casting and Unit Cell Assembly

Contract no.: CNT-FRY-0001

Appendix C – Contract Schedule

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix C – Contract Schedule	Page 3 of 6

1	INTRODUCTION		3

	1.1	GENERAL	3
	1.2	CONTRACT SCHEDULE	3
	1.3	LIQUIDATED DAMAGES MILESTONES	3
	1.4	PAYMENT MILESTONES	3

2	MILESTONES		4

3	COMMENTS TO CONTRACT MILESTONE SCHEDULE		4

	3.1	GENERAL	4
	3.2	MILESTONE RELATED TO ENTERING INTO SUBCONTRACTS (GENERAL)	4
	3.3	MILESTONE RELATED TO APPROVAL OF DOCUMENTS BY COMPANY (GENERAL)	4

4	OPTIONS		4

5	ATTACHMENTS		5

	5.1	ATTACHMENT C1 – CONTRACTOR’S CONTRACT SCHEDULE	5

3

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix C – Contract Schedule	Page 3 of 6

1	INTRODUCTION
1.1	General

Contractor shall perform the Work in accordance with the dates and progress described in this Appendix C.

Company’s acceptance of Contractor’s achievement of a milestone shall not mean that the work pertaining to the milestone has been verified or accepted. Neither shall such acceptance release Contractor from any of his responsibilities regarding defects, errors or inconsistencies.

1.2	Contract Schedule

The Contract Schedule included in Attachment C1 is provided by Contractor and demonstrates his understanding of the scope of the Work. Contractor shall develop detailed progress plan in accordance with Appendix D.

1.3	Liquidated Damages Milestones

In the event Contractor is delayed in completing the Work required to be completed to satisfactorily achieve completion of a liquidated damages milestone, marked with X, by the date stated against the liquidated damages milestones in Section 2, Contractor shall be liable to pay liquidated damages pursuant to the Conditions of Contract Article 24.2, and calculated in accordance with Appendix B.

1.4	Payment Milestones

Payment milestones are indicated in the table on the next page (X) and detailed in Appendix B.

3

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix C – Contract Schedule	Page 4 of 6

2	MILESTONES

No.	Milestone	Milestone Date	Payment Milestone	[***]
M1	Contract award (CA)	16.07.2021	X
M2	[***]	CA + 60 Days
M3	[***]
M4	Payable upon commencement of build	11/11/2021	X
M5	FAT completed and FAT checklist signed off by both Contractor and Company	23/06/2022	X	X
M6	Commissioning and SAT completed, and SAT checklist signed off by both Contractor and Company	19/08/2022	X	X
M7	All work completed by Contractor and jointly signed Take over Certificate (CoC Art. 19.1)	TBA
M8	All work completed by Contractor - Completion Certificate issued by Company (CoC Art 19.3)	TBA

3	COMMENTS TO CONTRACT MILESTONE SCHEDULE
3.1	General

Acceptance by Company of Contractor’s achievement of a Contract milestone as described in this Appendix C shall mean the verification by Company that such achievement has been reached, documented by Contractor and accepted by Company.

3.2	Milestone related to entering into Subcontracts (General)

Milestone related to entering into Subcontracts shall be considered achieved when all the Subcontracts have been signed by Contractor and the Subcontractors listed in Appendix H. The date of the signature of the Subcontract by both parties shall be considered as the date for achievement of the respective milestone. Contractor shall immediately submit an un-priced copy of the Subcontract to Company documenting such date.

3.3	Milestone related to approval of documents by Company (General)

Whenever documents are to be approved by Company, the documents shall have completed Contractor’s internal checking and approval process, including the implementing of Company’s comments and shall be ready for final approval by Company.

4	OPTIONS

Options as defined in Appendix A may be executed by Company. Deadline for execution of options is presented in the table below.

Option #	Description	Execution within	Equipment Lead time
1	[***] Casting and Unit Cell Assembly for plant 1 - 5,3 GWh, Gen2, [***]	Q4.2022	TBD

4

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix C – Contract Schedule	Page 5 of 6

2	[***] Casting and Unit Cell Assembly for plant 2 - 7,95 GWh, Gen3, [***]	Q4.2023	TBD
3	[***] Casting and Unit Cell Assembly for plant 3 - 10,6 GWh, Gen4, [***]	Q4.2024	TBD

5	ATTACHMENTS
5.1	Attachment C1 – Contractor’s Contract Schedule

5

[CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.]

375 MWh Pilot Factory

Contract – Casting and Unit Cell Assembly

Contract no.: CNT-FRY-0001

Appendix E – Company’s Documents

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix E – Company’s Documents	Page 2 of 4

1	GENERAL		3
2	STRUCTURE AND ORDER OF PRECEDENCE		3
3	ATTACHMENTS		3
	3.1	PART I DOCUMENTS	3
	3.2	PART II DOCUMENTS	4
	3.3	PART III DOCUMENTS	4

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix E – Company’s Documents	Page 3 of 4

1	GENERAL

The specifications, documents and drawings forming this Appendix E define Company’s minimum technical requirements for the Contract Object but are not intended to identify or define all items required to have a fully functional Contract Object.

Contractor shall be responsible for providing all that is necessary to deliver a fully functional Contract Object that meets the requirements set out in the Contract.

2	STRUCTURE AND ORDER OF PRECEDENCE

Appendix E is divided into Part I documents, Part II documents and Part III documents.

Part I documents include particular technical specifications listed in section 3.1 below and define Company’s particular mandatory technical requirements for the Contract Object and Contractor’s performance of the Work.

Part II documents include general technical specifications listed in section 3.2 below and define Company’s general mandatory technical requirements for the Contract Object and Contractor’s performance of the Work.

Part III documents include documents listed in section 3.3 below, and express Company’s requirements to technical principles and concepts for the Contract Object. The information is not comprehensive. Contractor shall review, correct, perform value engineering and fully develop these principles and concepts, all in order to optimise the Contract Object.

In case of conflict between Part I documents, Part II documents and Part III documents, the documents shall be given the following priority:

1.Part I documents

2.Part II documents

3.Part III documents

3	ATTACHMENTS
3.1	Part I documents

Doc. No	Title	Revision no.
FREY-24-M-FA-SPC-000002	Tech Spec - Pilot Casting and UCA Gen 2	N
FREY-24-M-FA-SPC-000001	FAT_SAT Requirements_ Pilot Casting and UCA Gen 2	A/ 7
TBA	FREYR Technical Requirement Kamstålbygget Automation and Electro	2.2
TBA	Battery Cell Drawings (To be issued)	TBA
TBA	Defect Catalogue (To be issued)	TBA
TBA	Tech Spec - MES System (To be issued)	TBA

FREYR 375 MWh Pilot Battery Plant	Contract no.: CNT-FRY-0001
Contract Package: Casting and Unit Cell Assembly
Appendix E – Company’s Documents	Page 4 of 4

3.2	Part II documents

Doc. No	Title	Revision no.
TBA	Future Generations Roadmap	TBA
TBA	FREYR Design Basis Kamstålbygget	2.2
TBA	FREYR Tagging & Marking requirements	1.0
TBA	FREYR Coding System	3.0
TBA	FREYR Quality Control Requirements	1.0
TBA	HSE requirements at Company's Site	1.0
TBA	FREYR Technical Documentation Requirements	1.0
TBA	Battery Cell Bill of Material (To be issued)	TBA

3.3	Part III documents

Doc. No	Title	Revision no.